Exhibit 23.4

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 22, 2026, with respect to the consolidated financial statements of Seven Arrows Supply Chain Limited and its subsidiaries, appearing in Form 6-K of ReTo Eco-Solutions, Inc., dated June 22, 2026.

/s/ Assentsure PAC

Singapore

July 7, 2026